FOR IMMEDIATE RELEASE

Contact:
Brookdale Senior Living Inc.
Ross Roadman  615-376-2412

Brookdale Announces Third Quarter 2009 Results; CFFO Per Share Increases 43%

Highlights

•
Cash From Facility Operations (“CFFO”) was $48.2 million, or $0.41 per share, and excluding acquisition-related costs, was $50.4 million, or $0.43 per share, a 43% increase from $0.30 per share for the third quarter of 2008 (excluding integration, acquisition-related and non-recurring costs in Q3 2008 and 2009).

•	Improved average monthly revenue per unit by 5.3% to $3,987 from $3,786 for the prior year period.

•	Average occupancy was 89.0%, a 50 basis point increase from 88.5% in the second quarter of 2009. Average occupancy was 89.7% for the third quarter of 2008.

•	Revenue increased by $23.6 million, or 4.9%, to $505.8 million.

•	Adjusted EBITDA improved by $18.2 million, or 27%, to $85.6 million.

•	Announced agreement to acquire 21 communities from Sunrise Senior Living.

Nashville, TN.  November 2, 2009 – Brookdale Senior Living Inc. (NYSE: BKD) (the “Company”) today reported financial and operating results for the third quarter of 2009.

Bill Sheriff, Brookdale’s CEO, said, “We are happy with our strong results this quarter which build on the success of the first two quarters this year. We believe our platform is operating effectively in today’s difficult environment as evidenced by our results, and is well positioned to take advantage of growth opportunities.  Without being unduly aggressive, we are evaluating and deploying capital in long-term growth opportunities, including both acquisitions and expansions, especially those that fit well within our ancillary services footprint. Last month, we announced our first acquisition since 2007 and one which fits firmly within this strategy.”

Mark Ohlendorf, Co-President and CFO of Brookdale, commented, “Our business continues to perform well with recurring CFFO per share increasing dramatically to $0.43 from $0.30 in the third quarter last year. This growth includes over $1.5 million of start-up losses related to the opening of new expansions this quarter. Same-community Facility Operating Income (“FOI”) results also showed substantial improvement of 11.7% aided by both revenue growth and strong expense management. We have continued the roll-out of ancillary services, materially increasing our ancillary profitability per unit, from $128 of monthly FOI per occupied unit last year to $206 this quarter. Our operating stability combined with our strong liquidity profile positions us well for long-term value creation.”

Financial Results

Total revenue for the third quarter was a record $505.8 million, an increase of $23.6 million, or 4.9%, from the third quarter of 2008.  The increase in revenue was primarily driven by an increase in average monthly revenue per unit, including growing revenues from ancillary services, partially offset by a small decline in occupancy.  Average monthly revenue per unit was $3,987 in the third quarter, an increase of $201, or 5.3%, over the third quarter of 2008.  Average occupancy for the third quarter was 89.0%, compared to 88.5% for the second quarter of 2009 and 89.7% for the third quarter of 2008.

Facility operating expenses for the third quarter were $328.9 million, an increase of $2.7 million, or 0.8%, from the third quarter of 2008.  The increase over the prior year’s quarter was primarily driven by the growth of ancillary services and expenses associated with expansions.  With the positive impact of the Company’s cost control initiatives, facility operating expenses, excluding the impact of ancillary services, decreased by 0.2% from the third quarter of 2008.  Operating contribution margin for the total company during the third quarter of 2009 was 34.7%, a 260 basis point improvement over the third quarter of 2008.

General and administrative expenses for the third quarter were $34.7 million, up from $32.9 million in the third quarter of 2008.  Excluding non-cash compensation, integration and acquisition-related costs from both periods, general and administrative expenses were $24.7 million in the third quarter of 2009 versus $22.3 million for the prior year same period.  Demonstrating the Company’s efficient platform, this was 4.5% as a percentage of revenue (including revenues under management) in the third quarter of 2009.

Brookdale’s management utilizes Adjusted EBITDA and Cash From Facility Operations to evaluate the Company’s performance and liquidity because these metrics exclude non-cash expenses such as depreciation and amortization, non-cash stock-based compensation expense and straight-line lease expense, net of deferred gain amortization.  Brookdale also uses Facility Operating Income to assess the performance of its facilities.

In the third quarter of 2009, Adjusted EBITDA and Cash From Facility Operations included $2.2 million of acquisition-related costs.  Third quarter 2008 Adjusted EBITDA and Cash From Facility Operations included $3.6 million of hurricane and named tropical storms expense and integration costs of $3.9 million.

For the quarter ended September 30, 2009, Facility Operating Income was $169.2 million, an increase of $19.3 million from the third quarter of 2008, and Adjusted EBITDA was $85.6 million, an $18.2 million increase over the third quarter of 2008.

Cash From Facility Operations was $48.2 million for the third quarter of 2009, or $0.41 per share.  Excluding the $2.2 million of acquisition-related costs, CFFO for the third quarter was $50.4 million, or $0.43 per share.  This was an increase of $20.4 million over the third quarter of 2008, excluding the non-recurring and integration expenses in 2008.  Excluding the 2008 hurricane and named tropical storms and integration expenses, the Company reported CFFO of

$0.30 per share in the third quarter of 2008.  For the nine months ended September 30, 2009, reported CFFO was $150.9 million, or $1.40 per share.

Net loss for the third quarter of 2009 was $(21.3) million, or $(0.18) per diluted common share. The loss for the quarter includes non-cash items for depreciation and amortization, non-cash stock-based compensation expense and straight-line lease expense, net of deferred gain amortization, which totaled $79.7 million.

Operating Activities

For the quarter ended September 30, 2009, same community revenues grew 4.4% over the same period in 2008 as revenue per unit increased by 5.0% and occupancy fell by 0.5%.  Same community Facility Operating Income for the quarter increased by 11.7% when compared to the third quarter of 2008 as expenses grew by 0.9%.

For the twelve months ended September 30, 2009, same community revenues grew 4.4% over the corresponding period ending in 2008, and same community Facility Operating Income increased by 6.0% over the corresponding period ending in 2008.  The twelve month same community data excludes $7.0 million of charges in the fourth quarter of 2007 relating to integration-related accounting items and hurricane and named tropical storms expenses of $4.8 million in the last three quarters of 2008.

By the end of the third quarter, the Company’s ancillary services programs provided therapy services to approximately 35,000 Brookdale units.  At the end of the quarter, the Company’s home health agencies were serving almost 18,800 units across the total consolidated Brookdale portfolio, up from approximately 11,400 units served a year ago.  The therapy and home health services produced $206 of monthly Facility Operating Income per occupied unit in the third quarter across all units served, up from $128 per month a year ago, driven primarily by maturation of existing clinics and the acquisition of home health agencies.

During the quarter, the Company opened two expansions with a total of 156 units. There are currently two expansion projects under construction with an additional 205 units which will open in the fourth quarter of 2009.  The two projects currently under construction are leased and require no additional equity from the Company.  Additionally, near the end of the quarter the Company opened the 240-unit independent living component of its new entry fee CCRC in the Villages, Florida.  The 72-bed skilled nursing unit at the Villages will open in the fourth quarter.  The start-up losses for expansions were $1.5 million in the third quarter and were comprised of operating expenses, additional interest and lease expense.

Balance Sheet

Brookdale had $159.3 million of unrestricted cash and cash equivalents and $171.4 million of restricted cash on its balance sheet at the end of the third quarter.  The Company had no cash borrowings outstanding against its Line of Credit.

During the first half of 2009, Brookdale extended the maturity of all of its mortgage debt initially due in 2009.  Therefore, the Company currently has no mortgage debt maturities before 2011 that do not contain contractual extension options other than periodic, scheduled principal payments.

Subsequent Events

The Company recently announced that it entered into a definitive asset purchase agreement with affiliates of Sunrise Senior Living, Inc. (NYSE: SRZ) to acquire 21 senior living communities that are currently owned by those affiliates for an aggregate purchase price of $204 million plus customary transaction expenses.  The portfolio has a total of 1,389 units, comprised of 92 independent living units, 876 assisted living units and 421 Alzheimer’s units.  The Company expects to finance the transaction with approximately $134.0 million of mortgage debt (substantially through the assumption of existing debt), with the balance of the purchase price to be paid from cash on hand.  The consummation of the transaction is subject to the satisfaction of certain closing conditions and contingencies and the receipt of certain lender approvals.  The transaction is expected to close in November 2009.

Additional Filings

The Company will file on or about November 2, 2009 a Form 8-K with the SEC which includes supplemental information relating to the Company’s third quarter 2009 results.  This filing will also be available through the Investor Relations section of the Company’s website upon filing – www.brookdaleliving.com.

Earnings Conference Call

Brookdale’s management will conduct a conference call on Tuesday, November 3, 2009 to review the financial results of its third quarter ended September 30, 2009.  The conference call is scheduled for 9:00 AM ET.  All interested parties are welcome to participate in the live conference call.  The conference call can be accessed by dialing (866) 845-7252 (from within the U.S.) or (706) 634-9069 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “Brookdale Senior Living Third Quarter Earnings Call.”

A webcast of the conference call will be available to the public on a listen-only basis at www.brookdaleliving.com.  Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.  A replay of the webcast will be available for three months following the call.

For those who cannot listen to the live call, a replay will be available until 11:59 PM ET on November 10, 2009 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.) and referencing access code “35964524.”  A copy of this earnings release is posted on the Investor Relations page of the Brookdale website (www.brookdaleliving.com).

About Brookdale Senior Living

Brookdale Senior Living Inc. is a leading owner and operator of senior living communities throughout the United States.  The Company is committed to providing an exceptional living experience through properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents.  Currently the Company owns and operates independent living, assisted living, and dementia-care communities and continuing care retirement centers, with 547 communities in 35 states and the ability to serve approximately 52,000 residents.

Safe Harbor

Certain items in this press release and the associated earnings conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Those forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements regarding the consummation of the Sunrise portfolio acquisition and the related financing and our expectations regarding the future performance of the acquired communities and their effect on our financial results; statements relating to our operational initiatives and our expectations regarding their effect on our results; our expectations regarding occupancy, revenue, expense levels, the demand for senior housing, expansion activity, acquisition opportunities and asset dispositions; our belief regarding our growth prospects; our ability to secure financing or repay, replace or extend existing debt at or prior to maturity; our ability to remain in compliance with all of our debt and lease agreements (including the financial covenants contained therein); our expectations regarding liquidity; our plans to deleverage; our expectations regarding financings and refinancings of assets; our plans to generate growth organically through occupancy improvements, increases in annual rental rates and the achievement of operating efficiencies and cost savings; our plans to expand our offering of ancillary services (therapy and home health); our plans to expand existing communities; the expected project costs for our expansion program; our expected levels of expenditures and reimbursements (and the timing thereof); our expectations for the performance of our entrance fee communities; our ability to anticipate, manage and address industry trends and their effect on our business; and our ability to increase revenues, earnings, Adjusted EBITDA, Cash From Facility Operations, and/or Facility Operating Income.  Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "would," "project," "predict," "continue," "plan" or other similar words or expressions.  Forward-looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition, or state other forward-looking information.  Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from these forward-looking statements include, but are not limited to, our ability to satisfy the closing conditions and successfully complete the Sunrise portfolio acquisition; our ability to assume and obtain the mortgage debt financing for the Sunrise portfolio acquisition; the risk associated with the current global economic crisis and its impact upon capital markets and liquidity; our inability to extend (or refinance) debt as it matures or replace our amended credit facility when it matures; the risk that we may not be able to satisfy the conditions precedent to exercising the extension options associated with certain of our debt agreements; events which adversely affect the ability of seniors to afford our monthly resident fees or entrance fees; the conditions of housing markets in certain geographic areas; our ability to generate sufficient cash flow to cover required interest and long-term operating lease payments; the effect of our indebtedness and long-term operating leases on our liquidity; the risk of loss of property pursuant to our mortgage debt and long-term lease obligations; the possibilities that changes in the capital markets, including changes in interest rates and/or credit spreads, or other factors could make financing more expensive or unavailable to us; the risk that we may be required to post additional cash collateral in connection with our interest rate swaps;

the risk that continued market deterioration could jeopardize the performance of certain of our counterparties’ obligations; changes in governmental reimbursement programs; our limited operating history on a combined basis; our ability to effectively manage our growth; our ability to maintain consistent quality control; delays in obtaining regulatory approvals; our ability to integrate acquisitions into our operations; competition for the acquisition of assets; our ability to obtain additional capital on terms acceptable to us; a decrease in the overall demand for senior housing; our vulnerability to economic downturns; acts of nature in certain geographic areas; terminations of our resident agreements and vacancies in the living spaces we lease; increased competition for skilled personnel; increased union activity; departure of our key officers; increases in market interest rates; environmental contamination at any of our facilities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against us; the cost and difficulty of complying with increasing and evolving regulation; and other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings.  Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this press release and/or the associated earnings conference call.  The factors discussed above and the other factors noted in our SEC filings from time to time could cause our actual results to differ significantly from those contained in any forward-looking statement.  We cannot guarantee future results, levels of activity, performance or achievements and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenue
Resident fees	$503,856	$480,750	$1,499,544	$1,435,522
Management fees	1,987	1,527	5,002	5,604
Total revenue	505,843	482,277	1,504,546	1,441,126

Expense
Facility operating expense (excluding depreciation and amortization of $45,851, $45,670, $137,102 and $143,765, respectively)	328,939	322,601	963,637	934,186
General and administrative expense (including non-cash stock-based compensation expense of $7,869, $6,737, $21,549 and $23,368, respectively)	34,720	32,948	100,148	109,633
Hurricane and named tropical storms expense	-	3,613	-	3,613
Facility lease expense	68,036	67,017	204,211	202,028
Depreciation and amortization	66,983	67,066	202,378	207,882
Total operating expense	498,678	493,245	1,470,374	1,457,342
Income (loss) from operations	7,165	(10,968)	34,172	(16,216)

Interest income	623	1,383	1,771	6,169
Interest expense:
Debt	(30,574)	(37,599)	(96,845)	(110,894)
Amortization of deferred financing costs	(2,167)	(3,004)	(7,099)	(6,940)
Change in fair value of derivatives and amortization	(2,478)	(8,454)	1,137	(17,344)
Loss on extinguishment of debt	(1,178)	-	(2,918)	(3,052)
Equity in earnings (loss) of unconsolidated ventures	42	358	1,218	(750)
Other non-operating (expense) income	(52)	69	4,172	(424)
Loss before income taxes	(28,619)	(58,215)	(64,392)	(149,451)
Benefit for income taxes	7,329	22,338	18,936	54,996
Net loss	$(21,290)	$(35,877)	$(45,456)	$(94,455)

Basic and diluted loss per share	$(0.18)	$(0.36)	$(0.42)	$(0.93)

Weighted average shares used in
computing basic and diluted loss per share	118,455	101,398	108,807	101,748

Dividends declared per share	$-	$0.25	$-	$0.75

Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2009	December 31, 2008
	(unaudited)

Cash and cash equivalents	$159,313	$53,973
Cash and escrow deposits - restricted	104,434	86,723
Accounts receivable, net	81,583	91,646
Other current assets	60,872	48,443
Total current assets	406,202	280,785
Property, plant, and equipment and
leasehold intangibles, net	3,620,469	3,697,834
Other assets, net	475,011	470,639
Total assets	$4,501,682	$4,449,258

Current liabilities	$653,792	$646,012
Long-term debt, less current portion	2,304,168	2,235,000
Other liabilities	442,068	607,645
Total liabilities	3,400,028	3,488,657
Stockholders’ equity	1,101,654	960,601
Total liabilities and stockholders’ equity	$4,501,682	$4,449,258

Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2009	2008
Cash Flows from Operating Activities
Net loss	$(45,456)	$(94,455)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on extinguishment of debt	2,918	3,052
Depreciation and amortization	209,477	214,822
Equity in (earnings) loss of unconsolidated ventures	(1,218)	750
Distributions from unconsolidated ventures from cumulative share of net earnings	455	1,918
Amortization of deferred gain	(3,259)	(3,257)
Amortization of entrance fees	(16,084)	(16,527)
Proceeds from deferred entrance fee revenue	23,225	15,210
Deferred income tax benefit	(19,440)	(57,243)
Change in deferred lease liability	12,073	15,675
Change in fair value of derivatives and amortization	(1,137)	17,344
Gain on sale of assets	(4,352)	-
Non-cash stock-based compensation	21,549	23,368
Changes in operating assets and liabilities:
Accounts receivable, net	11,234	(18,165)
Prepaid expenses and other assets, net	(10,734)	1,263
Accounts payable and accrued expenses	29,557	3,051
Tenant refundable fees and security deposits	(14,297)	(439)
Deferred revenue	1,811	(3,392)
Other	(10,350)	4,379
Net cash provided by operating activities	185,972	107,354
Cash Flows from Investing Activities
Decrease in lease security deposits and lease acquisition deposits, net	2,071	2,416
Increase in cash and escrow deposits — restricted	(54,694)	(7,795)
Net proceeds from sale of property, plant and equipment	210	-
Additions to property, plant, and equipment and leasehold intangibles,
net of related payables	(87,507)	(134,179)
Acquisition of assets, net of related payables and cash received	(1,227)	(5,105)
(Issuance of) payment on notes receivable, net	(590)	39,661
Investment in unconsolidated ventures	(1,246)	(1,163)
Distributions received from unconsolidated ventures	969	300
Proceeds from sale leaseback transaction	9,166	-
Proceeds from sale of unconsolidated venture	8,831	4,165
Net cash used in investing activities	(124,017)	(101,700)
Cash Flows from Financing Activities
Proceeds from debt	67,986	467,769
Repayment of debt and capital lease obligations	(21,194)	(229,210)
Proceeds from line of credit	60,446	264,757
Repayment of line of credit	(219,899)	(378,000)
Payment of dividends	-	(103,696)
Purchase of treasury stock	-	(29,187)
Payment of financing costs, net of related payables	(7,258)	(13,720)
Proceeds from equity offering, net	163,827	-
Other	(713)	(1,373)
Refundable entrance fees:
Proceeds from refundable entrance fees	17,032	15,185
Refunds of entrance fees	(16,842)	(14,331)
Recouponing and payment of swap termination	-	(27,627)
Cash portion of loss on extinguishment of debt	-	(1,240)
Net cash provided by (used in) financing activities	43,385	(50,673)
Net increase (decrease) in cash and cash equivalents	105,340	(45,019)
Cash and cash equivalents at beginning of period	53,973	100,904
Cash and cash equivalents at end of period	$159,313	$55,885

Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  Adjusted EBITDA should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP.  Adjusted EBITDA is a key measure of the Company's operating performance used by management to focus on operating performance and management without mixing in items of income and expense that relate to long-term contracts and the financing and capitalization of the business.  We define Adjusted EBITDA as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, depreciation and amortization (including non-cash impairment charges), straight-line lease expense (income), amortization of deferred gain, amortization of deferred entrance fees, and non-cash compensation expense and including entrance fee receipts and refunds (excluding certain first generation entrance fee receipts on newly opened entrance fee CCRCs).

In the current period, we clarified the definition of Adjusted EBITDA to exclude initial entrance fees received from the sale of units at newly opened entrance fee CCRCs where the Company is required to apply such entrance fee proceeds to satisfy debt.

We believe Adjusted EBITDA is useful to investors in evaluating our performance, results of operations and financial position for the following reasons:

•	It is helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance to our day-to-day operations;

•
It provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and

•	It is an indication to determine if adjustments to current spending decisions are needed.

The table below reconciles Adjusted EBITDA from net loss for the three and nine months ended September 30, 2009 and 2008 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009(1)	2008(1)	2009(1)	2008(1)
Net loss	$(21,290)	$(35,877)	$(45,456)	$(94,455)
Benefit for income taxes	(7,329)	(22,338)	(18,936)	(54,996)
Equity in (earnings) loss of unconsolidated ventures	(42)	(358)	(1,218)	750
Loss on extinguishment of debt	1,178	-	2,918	3,052
Other non-operating expense (income)	52	(69)	(4,172)	424
Interest expense:
Debt	23,276	30,743	75,071	90,365
Capitalized lease obligation	7,298	6,856	21,774	20,529
Amortization of deferred financing costs	2,167	3,004	7,099	6,940
Change in fair value of derivatives and amortization	2,478	8,454	(1,137)	17,344
Interest income	(623)	(1,383)	(1,771)	(6,169)
Income (loss) from operations	7,165	(10,968)	34,172	(16,216)
Depreciation and amortization	66,983	67,066	202,378	207,882
Straight-line lease expense	3,793	4,709	12,073	15,675
Amortization of deferred gain	(1,088)	(1,086)	(3,259)	(3,257)
Amortization of entrance fees	(5,742)	(4,707)	(16,084)	(16,527)
Non-cash compensation expense	7,869	6,737	21,549	23,368
Entrance fee receipts(2)	21,931	11,526	40,257	30,395
First generation entrance fees received (3)	(10,626)	-	(10,626)	-
Entrance fee disbursements	(4,649)	(5,856)	(16,842)	(14,331)
Adjusted EBITDA	$85,636	$67,421	$263,618	$226,989

(1)
The calculation of Adjusted EBITDA includes integration and acquisition-related costs for the three and nine months ended September 30, 2009 of $2.2 million and $2.7 million, respectively.  Integration and hurricane and named tropical storms expense as well as other non-recurring costs were $7.5 million for the three months ended September 30, 2008 and $20.8 million for the nine months ended September 30, 2008.  The amount for the nine months ended September 30, 2008 includes the effect of an $8.0 million reserve established for certain litigation.

(2)	Includes the receipt of refundable and nonrefundable entrance fees.
(3)
First generation entrance fees received represents initial entrance fees received from the sale of units at a newly opened entrance fee CCRC where the Company is required to apply such entrance fee proceeds to satisfy debt.

Cash From Facility Operations

Cash From Facility Operations (CFFO) is a measurement of liquidity that is not calculated in accordance with GAAP and should not be considered in isolation as a substitute for cash flows provided by or used in operations, as determined in accordance with GAAP.  We define CFFO as net cash provided by (used in) operating activities adjusted for changes in operating assets and liabilities, deferred interest and fees added to principal, refundable entrance fees received, certain first generation entrance fee receipts on newly opened entrance fee CCRCs, entrance fee refunds disbursed, lease financing debt amortization with fair market value or no purchase options, other, and recurring capital expenditures.  In the current period, we clarified the definition of CFFO to exclude initial entrance fees received from the sale of units at newly opened entrance fee CCRCs where the Company is required to apply such entrance fee proceeds to satisfy debt.  Recurring capital expenditures include expenditures capitalized in accordance with GAAP that are funded from CFFO. Amounts excluded from recurring capital expenditures consist primarily of unusual or non-recurring capital items (including integration capital expenditures), facility purchases and/or major projects or renovations that are funded using financing proceeds and/or proceeds from the sale of facilities that are held for sale.

We believe CFFO is useful to investors in evaluating our liquidity for the following reasons:

•	It provides an assessment of our ability to facilitate meeting current financial and liquidity goals.

•	To assess our ability to:
(i)	service our outstanding indebtedness;
(ii)	pay dividends; and
(iii)	make regular recurring capital expenditures to maintain and improve our facilities.

The table below reconciles CFFO from net cash provided by operating activities for the three and nine months ended September 30, 2009 and 2008 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009(1)	2008(1)	2009(1)	2008(1)

Net cash provided by operating activities	$72,900	$30,630	$185,972	$107,354
Changes in operating assets and liabilities	(11,438)	2,062	(7,221)	13,303
Refundable entrance fees received(2)(3)	9,296	4,273	17,032	15,185
First generation entrance fees received (4)	(10,626)	-	(10,626)	-
Entrance fee refunds disbursed	(4,649)	(5,856)	(16,842)	(14,331)
Recurring capital expenditures, net	(5,495)	(6,965)	(12,038)	(19,616)
Lease financing debt amortization with fair market value or no purchase options	(1,793)	(1,688)	(5,371)	(4,975)
Reimbursement of operating expenses and other	-	-	-	794
Cash From Facility Operations	$48,195	$22,456	$150,906	$97,714

(1)
The calculation of CFFO includes integration and acquisition-related costs for the three and nine months ended September 30, 2009 of $2.2 million and $2.7 million, respectively.  Integration and hurricane and named tropical storms expense as well as other non-recurring costs were $7.5 million for the three months ended September 30, 2008 and $20.8 million for the nine months ended September 30, 2008.  The amount for the nine months ended September 30, 2008 includes the effect of an $8.0 million reserve established for certain litigation.

(2)
Total entrance fee receipts for the three months ended September 30, 2009 and 2008 were $21.9 million and $11.5 million, respectively, including $12.6 million and $7.3 million, respectively, of nonrefundable entrance fee receipts included in net cash provided by operating activities.  Total entrance fee receipts for the nine months ended September 30, 2009 and 2008 were $40.3 million and $30.4 million, respectively, including $23.2 million and $15.2 million, respectively, of nonrefundable entrance fee receipts included in net cash provided by operating activities.

(3)
First generation entrance fees received represents initial entrance fees received from the sale of units at a newly opened entrance fee CCRC where the Company is required to apply such entrance fee proceeds to satisfy debt.

Beginning in the second quarter of 2009, the calculation of CFFO per share is based on weighted average outstanding common shares for the period, excluding any unvested restricted shares.  Previously, the calculation of CFFO per outstanding common share was based on outstanding shares at the end of the period, excluding any unvested restricted shares.  The change in methodology does not change any historically reported CFFO numbers.

Facility Operating Income

Facility Operating Income is not a measurement of operating performance calculated in accordance with GAAP and should not be considered in isolation as a substitute for net income, income from operations, or cash flows provided by or used in operations, as determined in accordance with GAAP.  We define Facility Operating Income as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, depreciation and amortization (including non-cash impairment charges), facility lease expense, general and administrative expense, including non-cash stock compensation expense, amortization of deferred entrance fee revenue and management fees.

We believe Facility Operating Income is useful to investors in evaluating our facility operating performance for the following reasons:

•	It is helpful in identifying trends in our day-to-day facility performance;
•	It provides an assessment of our revenue generation and expense management; and
•	It provides an indicator to determine if adjustments to current spending decisions are needed.

The table below reconciles Facility Operating Income from net loss for the three and nine months ended September 30, 2009 and 2008 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Net loss	$(21,290)	$(35,877)	$(45,456)	$(94,455)
Benefit for income taxes	(7,329)	(22,338)	(18,936)	(54,996)
Equity in (earnings) loss of unconsolidated ventures	(42)	(358)	(1,218)	750
Loss on extinguishment of debt	1,178	-	2,918	3,052
Other non-operating expense (income)	52	(69)	(4,172)	424
Interest expense:
Debt	23,276	30,743	75,071	90,365
Capitalized lease obligation	7,298	6,856	21,774	20,529
Amortization of deferred financing costs	2,167	3,004	7,099	6,940
Change in fair value of derivatives and amortization	2,478	8,454	(1,137)	17,344
Interest income	(623)	(1,383)	(1,771)	(6,169)
Income (loss) from operations	7,165	(10,968)	34,172	(16,216)
Depreciation and amortization	66,983	67,066	202,378	207,882
Facility lease expense	68,036	67,017	204,211	202,028
General and administrative (including non-cash
stock compensation expense)	34,720	32,948	100,148	109,633
Amortization of entrance fees	(5,742)	(4,707)	(16,084)	(16,527)
Management fees	(1,987)	(1,527)	(5,002)	(5,604)
Facility Operating Income	$169,175	$149,829	$519,823	$481,196